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                                                                   Exhibit 10.24

                               EXTENSION AGREEMENT
                              --------------------


         WHEREAS, Enstar PBD, (hereinafter referred to as "Falcon"), lawfully provides cable television services to the residents of Mt. Carmel, Illinois; and

         WHEREAS, the City of Mt. Carmel and Falcon desire to continue to provide uninterrupted cable television service to the subscribers of Falcon in the City of Mt. Carmel pursuant to a valid cable television franchise; and

         WHEREAS, the public health, safety and welfare of the residents of the City of Mt. Carmel will be served by granting a franchise extension to Falcon pending the completion of the franchise renewal process; and

         WHEREAS, the City of Mt. Carmel and Falcon will each retain their respective legal rights and responsibilities under applicable federal, state and local law, including the right to initiate formal cable act renewal procedures.

         NOW, THEREFORE, in consideration of the mutual benefits to be derived between the parties hereto, it is agreed that the cable television franchise under which Falcon has presently been operating in the City of Mt. Carmel is hereby extended until such time as the City of Mt. Carmel shall formally grant or deny a franchise renewal, consistent with the provisions of Section 626 of the Cable Communications Act of 1984 as amended.



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         Notwithstanding any provision to the contrary, either Falcon or the
City of Mt. Carmel shall have the right to terminate this Extension Agreement upon thirty (30) days written notice of termination to the other party.

         Executed this the 8 day of December, 1997.

                                        CITY OF MT. CARMEL

                                        BY  /s/ George W. Woodcock
                                        -------------------------------
                                            GEORGE W. WOODCOCK, Mayor



ATTEST:  /s/ Merle A. Weemes
        ---------------------------
        MERLE WEEMS, City Clerk


                                        ENSTAR PBD (FALCON)


                                        BY  /s/ Howard Gan
                                          ------------------------------


This document prepared by:
Thomas E. Price
City Attorney
801 W. 9th St. - Suite 101
P.O. Box 443
Mt. Carmel, IL  62863
(618) 263-6591